Exhibit 99.1

Contact:	Mark E. Secor
Chief Financial Officer
Phone:	(219) 873-2611
Fax:	(219) 874-9280
Date:	June 17, 2020

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Announces Pricing of Subordinated Notes Offering

MICHIGAN CITY, Indiana, June 17, 2020– (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”) announced today the pricing of its public offering of $60 million aggregate principal amount of 5.625% fixed-to-floating rate subordinated notes due 2030 (the “Subordinated Notes”). The Subordinated Notes will be issued to the public at 100% of par. The Subordinated Notes will have an initial fixed interest rate of 5.625% from the original issue date to, but excluding July 1, 2025 or the date of earlier redemption, payable semi-annually in arrears. From, and including, July 1, 2025 to but excluding the maturity date or date of earlier redemption, the interest rate on the Subordinated Notes will reset quarterly to a floating rate per annum equal to a benchmark rate, which is expected to be Three-Month Term SOFR (as defined in our previously filed prospectus supplement), plus 549 basis points, payable quarterly in arrears. The Subordinated Notes will mature on July 1, 2030.

The Company intends to use the net proceeds from the offering, after deducting underwriting discounts, commissions and estimated transaction expenses, for general corporate purposes. The closing of the offering of the Subordinated Notes is subject to customary closing conditions and is expected to close on June 24, 2020. The Subordinated Notes are intended to qualify as Tier 2 capital for regulatory purposes.

Keefe, Bruyette & Woods, A Stifel Company, is acting as sole book-running manager for the offering. The Subordinated Notes are being offered pursuant to a prospectus supplement and an accompanying base prospectus describing the terms of the offering. Horizon filed a registration statement (File No. 333-222624), and a preliminary prospectus supplement to the prospectus contained in the registration statement with the U.S. Securities and Exchange Commission (“SEC”) for the Subordinated Notes to which this communication relates and will file a final prospectus supplement relating to the Subordinated Notes.

Prospective investors should read the applicable prospectus supplement and base prospectus in the registration statement and other documents Horizon has filed or will file with the SEC for more complete information about Horizon and the relevant offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Electronic copies of each final prospectus supplement, when available, and the accompanying base prospectus may be obtained by contacting Keefe, Bruyette & Woods, A Stifel Company at 787 Seventh Avenue, Fourth Floor, New York, NY 10019, by e-mail at USCapitalMarkets@kbw.com, by fax at 212-581-1592, or by calling 1-800-966-1559.

This announcement is neither an offer to sell nor the solicitation of an offer to buy any of the Subordinated Notes or any other securities. No such offer, solicitation or sale of the Subordinated Notes is being made in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful. The Subordinated Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of either the prospectus supplement or the shelf registration statement or prospectus relating thereto.

About Horizon

Horizon Bancorp, Inc. is an independent, commercial bank holding company serving Indiana and Michigan through its commercial banking subsidiary, Horizon Bank. Horizon may be reached online at www.horizonbank.com. Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Forward-Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in the presentation materials should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Horizon’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Further, statements about the effects of the COVID-19 pandemic on our business, operations, financial performance, and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable, and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties, and us.

In addition, Horizon may be unable to close the offering on the anticipated closing date, or at all. Risks and other factors that could cause the offering not to be completed, or to be completed with different terms, include market conditions and volatility in the market price of Horizon’s publicly traded securities, as well as other risks listed from time to time in Horizon’s filings with the SEC, including but not limited to, its annual and quarterly reports and the prospectus supplements filed in connection with the offering of the Subordinated Notes.

Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

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